UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 31, 2008

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately furnished by SCANA Corporation and South Carolina Electric & Gas Company.  Information contained herein relating to any individual company is furnished by such company on its own behalf.  Each company makes no representation as to information relating to the other company.

Item 8.01          OTHER EVENTS

On April 1, 2008, South Carolina Electric & Gas Company (SCE&G), principal subsidiary of SCANA Corporation (SCANA), announced that an agreement has been reached with Westinghouse Electric Company and The Shaw Group Inc. authorizing the purchase of long-lead-time materials for up to two new Westinghouse AP1000 nuclear electric generating units.
      Also on April 1, 2008, SCE&G filed a Letter of Intent with the Public Service Commission of South Carolina and the South Carolina Office of Regulatory Staff indicating that SCE&G plans to file a combined application under the Base Load Review Act, as required under state law. The application will document the need for new generation, as well as provide regulators with information they need to determine, up front, if SCE&G's construction plans, including the projected costs, schedules and siting decisions, are prudent.

Finally, on March 31, 2008, SCE&G and Santee Cooper, a South Carolina state-owned electric and water utility, submitted an application with the Nuclear Regulatory Commission for a combined construction and operating license (COL). If approved, the COL would authorize the companies to build and operate up to two new nuclear reactors at the existing V.C. Summer Nuclear Station site in Jenkinsville, S.C.

A copy of a SCANA press release dated April 1, 2008 announcing these events is attached as Exhibit 99.1 hereto.

Item 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

      Exhibit 99.1      Press Release dated April 1, 2008

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature of each registrant shall be deemed to relate only to matters having reference to such registrant and any subsidiaries thereof.

SCANA Corporation
South Carolina Electric & Gas Company
(Registrants)

April 1, 2008	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller